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                                                                    EXHIBIT 99.3


                                    AGREEMENT

         Reference is made to Section 7.17 of that certain Agreement and Plan of Merger, dated the date hereof (the "Agreement"), by and among Dynegy Inc., an Illinois corporation ("Dynegy"), Stanford, Inc., a Delaware corporation and wholly owned subsidiary of Dynegy ("Newco"), Sorin, Inc., an Oregon corporation and wholly owned subsidiary of Newco, Badin, Inc., an Illinois corporation and wholly owned subsidiary of Newco, and Enron Corp., an Oregon corporation ("Enron").

         The undersigned parties understand and agree that Dynegy, Enron and ChevronTexaco Corporation, a Delaware corporation ("Chevron") shall consult with each other with respect to any proposed amendments to the Agreement contemplated in connection with Section 7.17 of the Agreement. The parties also agree that the agreement to cooperate set forth in the last sentence of Section 7.17 is not intended to, and should not be construed to, require any of Dynegy, Chevron, or any of their respective affiliates to agree to any terms and provisions of any amendment to the Agreement or any other agreements contemplated thereby, in the event that any of them shall determine in good faith that so to do would have materially adverse consequences of a financial performance, accounting, tax or legal nature for each of them or their respective affiliates in the context of the Agreement and the transactions contemplated thereby. In addition, the parties intend that neither Chevron, nor any of its affiliates, shall be required by such agreement to cooperate to so agree in the event that it shall so determine that so to do would have such material adverse consequences for them in the context of their investment in Dynegy and the resulting company in the merger as provided for in the Agreement. Subject to the foregoing limitations, Chevron agrees to cooperate with Dynegy and Enron in connection with actions by Dynegy and Enron pursuant to such Section 7.17.

         IN WITNESS WHEREOF, the undersigned parties have signed this Agreement as of this 9th day of November, 2001.

                             DYNEGY INC.

                             By:    /s/ KENNETH E. RANDOLPH
                                    --------------------------------------------
                             Name:  Kenneth E. Randolph
                                    --------------------------------------------
                             Title: Executive Vice President and General Counsel
                                    --------------------------------------------


                             ENRON CORP.

                             By:    /s/ GREG WHALLEY
                                    --------------------------------------------
                             Name:  Greg Whalley
                                    --------------------------------------------
                             Title: President and Chief Operating Officer
                                    --------------------------------------------


                             CHEVRONTEXACO CORPORATION

                             By:    /s/ DAVID R. STEVENSON
                                    --------------------------------------------
                             Name:  David R. Stevenson
                                    --------------------------------------------
                             Title: Attorney-in-Fact
                                    --------------------------------------------